UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 3, 2005

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 3.1
EXHIBIT 99.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 3, 2005, the Chief Executive Officer of Business Objects S.A. (the “Company”), approved an amendment and restatement to Article 6 of the Company’s Memorandum and Articles of Association and Up-Dated Bylaws (the “Amended Bylaws”). The Amended Bylaws became effective October 3, 2005. The Amended Bylaws increase the stated share capital of the Company to €9,657,576.60 from a stated share capital of €9,650,548.50. This increase is a result of the issuance of shares pursuant to the Company’s French Employee Savings Plan (Plan d’Epargne d’Entreprise). Pursuant to French law, changes in a company’s stated capital must be reflected in such company’s bylaws.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On October 3, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lighthouse Acquisition Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), Infommersion, Inc., a Delaware corporation, (“Infommersion”) and Santiago Becerra, Sr. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infommersion, with Infommersion continuing as the surviving corporation and an indirect, wholly owned subsidiary of the Company (the “Merger”).
     Under the terms of the Merger Agreement, upon consummation of the Merger, the Company will acquire all of the capital stock of Infommersion for an aggregate of approximately $40 million in cash ($8 million of which is subject to an escrow), less (x) certain transaction expenses, plus (y) the aggregate gross cash proceeds receivable or received by the Company upon the exercise of (A) all vested and unvested Infommersion stock options that are outstanding immediately prior to consummation of the Merger and which are assumed by the Company in connection with the Merger and (B) all options to acquire Infommersion’s common stock that are exercised between the date of the Merger Agreement and the time immediately prior to consummation of the Merger.
     Upon consummation of the Merger, the holders of options to acquire shares of Infommersion common stock outstanding immediately prior to consummation of the Merger, whether vested or unvested (other than Infommersion stock options held by non-employee directors of Infommersion), will be converted into options to acquire currently outstanding, validly issued and fully paid Company American Depositary Shares (“ADSs”). An option exchange ratio will be used to determine the number of Company ADSs that may be received pursuant to each Infommersion stock option upon exercise.
     Infommersion has made customary representations, warranties and covenants, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between execution of the Merger Agreement and consummation of the Merger; (ii) not to engage in certain kinds of transactions during such period; and (iii) not to solicit proposals relating to alternative business combination transactions during such period.
     The completion of the Merger is subject to various closing conditions, including, among others, (i) obtaining the approval of the Infommersion stockholders; (ii) the absence of legal or regulatory restraint or prohibition preventing the consummation of the Merger; (iii) subject to certain exceptions, the accuracy of the representations and warranties; and (iv) the absence of any material adverse effect on Infommersion.

     The foregoing description of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.2 hereto and incorporated herein by reference.
     On October 4, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into the Merger Agreement.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.2	Agreement and Plan of Merger dated October 3, 2005 by and among Business Objects S.A., Lighthouse Acquisition Corporation, Infommersion, Inc. and Santiago Becerra, Sr.

3.1	Memorandum and Articles of Association and Up-Dated Bylaws of Business Objects S.A, as amended October 3, 2005 (English translation of the French legal version).

99.1	Press Release dated October 4, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2005

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.2	Agreement and Plan of Merger dated October 3, 2005 by and among Business Objects S.A., Lighthouse Acquisition Corporation, Infommersion, Inc. and Santiago Becerra, Sr.

3.1	Memorandum and Articles of Association and Up-Dated Bylaws of Business Objects S.A, as amended October 3, 2005 (English translation of French legal version).

99.1	Press Release dated October 4, 2005.

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